____________ ___, 2008

China Evergreen Acquisition Corp.

B-2102 CaiZhi Tower

Zhongguancun Rd. E.

Haidian, Beijing 100083

P.R. China

Ladenburg Thalmann & Co. Inc.

153 East 53rd Street, 49th Floor

New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

The undersigned shareholder, officer and director of China Evergreen Acquisition Corp. (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, as more fully described in such registration statement, the undersigned will (i) cause the Trust Account (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a

China Evergreen Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
____________ ___, 2008

result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company and such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not: (i) acquire an entity with which the Company’s officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate Business Combination with an entity which is, or has been within the past five years, affiliated with any of the Insiders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a Business Combination where the Company acquires less than 100% of a target business and any of the Insiders or their affiliates acquire the remaining portion of such target business, unless, in any of such cases, the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

China Evergreen Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
____________ ___, 2008

7. On the Effective Date, the undersigned will escrow the Insider Shares and Insider Warrants beneficially held by him, subject to the terms of a Stock Escrow Agreement and Warrant Escrow Agreement, respectively, which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to be the Co-Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Ladenburg and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire furnished to the Company and Ladenburg and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Co-Chief Executive Officer of the Company.

10. The undersigned hereby waives his right to exercise conversion rights or appraisal rights with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

China Evergreen Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
____________ ___, 2008

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and its legal representatives or agents (including any investigative search firm retained by Ladenburg) any information they may have about the undersigned’s background and finances (“Information”). Neither Ladenburg nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against his arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Ladenburg and appoint a substitute agent acceptable to each of the Company and Ladenburg within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

14. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “Insider Warrants” means the warrants being sold privately by the Company to

China Evergreen Acquisition Corp.
Ladenburg Thalmann & Co. Inc.
____________ ___, 2008

certain of the Insiders simultaneously with the consummation of the IPO; and (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO.

Quan Sheng Li
Print Name of Insider

Signature

Exhibit A